UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMARIN CORPORATION PLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual General Meeting of Shareholders (the “Annual Meeting”) of Amarin Corporation plc (the “Company”) held on Tuesday July 10, 2012, the Company’s shareholders approved an amendment (the “Plan Amendment”) to the Company’s 2011 Stock Incentive Plan (the “Plan”) to increase the aggregate number of shares authorized for issuance thereunder by 8,000,000 shares of the Company’s ordinary shares of £0.50 each, or any ADSs (as defined below) or equivalent security, as the case may be. The Plan Amendment previously had been approved, subject to shareholder approval, by the Company’s Board of Directors.

The Company’s officers and directors are among the persons eligible to receive awards under the Plan, as amended, in accordance with the terms and conditions thereunder. A detailed summary of the Plan and the Plan Amendment is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2012 (the “Proxy Statement”) under the caption “Proposal No. 8 Approval of Amendment to 2011 Stock Incentive Plan”, which summary is incorporated herein by reference. That detailed summary of the Plan and Plan Amendment, and the foregoing description of the Plan Amendment, are qualified in their entirety by reference to (i) the full text of the Plan, which is filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and (ii) the full text of the Plan Amendment, a copy of which is attached as Annex B to the Proxy Statement, and in each case, incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on Tuesday July 10, 2012. There were approximately 137,773,259 ordinary shares entitled to vote at the Annual Meeting based on the 23 April 2012 record date, of which approximately 137,479,804 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one ordinary share. Of the ordinary shares entitled to vote, 117,505,862 shares, or approximately 85.3%, were present and voting in person or by proxy at the Annual Meeting.

The following matters, detailed descriptions of which are contained in the Company’s proxy statement dated 27 April 2012, were voted on at the Annual Meeting. All matters were approved by a show of hands in accordance with the Company’s Articles of Association. Set forth below are the total number of shares voted for and against each matter, as well as the total number of abstentions, discretionary votes and broker non-votes with respect to each matter.

(1)	Ordinary resolutions to elect four directors:

Director	Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
Dr. Lars Ekman	74,780,241	1,135,532	2,225	376,631	41,211,233
Dr. Carl Gordon	74,840,871	1,074,882	2,225	376,651	41,211,233
Mr. Jan van Heek	74,799,180	1,089,530	2,225	403,694	41,211,233
Mr. Patrick J. O’Sullivan	74,774,280	1,132,339	2,225	385,785	41,211,233

The terms of the following directors continued after the meeting: Dr. Joseph Anderson, Ms. Kristine Peterson, Dr. James Healy and Mr. Joseph S. Zakrzewski.

(2)	A non-binding advisory vote to approve the compensation of our named executive officers:

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
74,443,157	1,665,226	2,225	184,021	41,211,233

(3)	A non-binding advisory vote to approve the directors’ remuneration report for the fiscal year ended December 31, 2011.

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
73,052,590	1,724,286	2,225	1,515,528	41,211,233

(4)	An ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for 2012 and U.K. statutory auditors under Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company), and to authorize the Audit Committee to fix and determine the auditors’ remuneration.

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
116,518,842	594,985	2,225	389,810	0

(5)	An ordinary resolution adopting and approving the proposed Plan Amendment.

Votes For	Votes Against	Discretionary	Abstentions	Broker Non-Votes
66,274,632	9,845,008	2,225	172,764	41,211,233

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMARIN CORPORATION PLC

By:	/s/ John Thero
John Thero
President

Date: July 12, 2012